                                                                    EXHIBIT 26.2

      ___________________________________________________________________


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549
                          _________________________

                                  FORM  T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                 ___________________________________________
             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                  ________________________________________

                          THE CHASE MANHATTAN BANK
             (Exact name of trustee as specified in its charter)



         NEW YORK                                           13-4994650
         (State of incorporation                      (I.R.S. employer
         if not a national bank)                   identification No.)

         270 PARK AVENUE
         NEW YORK, NEW YORK                                      10017
         (Address of principal executive offices)           (Zip Code)


                             William H. McDavid
                               General Counsel
                               270 Park Avenue
                          New York, New York 10017
                            Tel:  (212) 270-2611
          (Name, address and telephone number of agent for service)

                ____________________________________________
                           ILLINOIS POWER COMPANY
             (Exact name of obligor as specified in its charter)


         ILLINOIS                                           37-0988139
         (State or other jurisdiction of              (I.R.S. employer
         incorporation or organization)            identification No.)

         500 SOUTH 27TH STREET
         DECATUR, IL                                        62525-1805
         (Address of principal executive offices)           (Zip Code)

                ____________________________________________
                          UNSECURED DEBT SECURITIES
                     (Title of the indenture securities)

      ___________________________________________________________________

                                   GENERAL


Item 1.  General Information.

         Furnish the following information as to the trustee:


         (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System, Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

             Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.



Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.

                                  SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 12th day of January, 1999.

                                     THE CHASE MANHATTAN BANK

                                          By /s/ Gregory P. Shea
                                             -------------------------
                                             Gregory P. Shea
                                             Senior Trust Officer

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business September 30, 1998, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                DOLLAR AMOUNTS
                          ASSETS                                                   MILLIONS

Cash and balances due from depository institutions:
      Noninterest-bearing balances and
      currency and coin ..................................                          $11,951
      Interest-bearing balances ..........................                            4,551
Securities:  .............................................
Held to maturity securities...............................                            1,740
Available for sale securities.............................                           48,537
Federal funds sold and securities purchased under
      agreements to resell ...............................                           29,730
Loans and lease financing receivables:
      Loans and leases, net of unearned income............            $127,379
      Less: Allowance for loan and lease losses...........               2,719
      Less: Allocated transfer risk reserve ..............                   0
      Loans and leases, net of unearned income,
      allowance, and reserve .............................                          124,660
Trading Assets ...........................................                           51,549
Premises and fixed assets (including capitalized
      leases).............................................                            3,009
Other real estate owned ..................................                              272
Investments in unconsolidated subsidiaries and
      associated companies................................                              300
Customers' liability to this bank on acceptances
      outstanding ........................................                            1,329
Intangible assets ........................................                            1,429
Other assets .............................................                           13,563
                                                                                   --------
TOTAL ASSETS .............................................                         $292,620
                                                                                   ========

                                  LIABILITIES


Deposits
      In domestic offices ..................................                $ 98,760
      Noninterest-bearing ..................................    $ 39,071
      Interest-bearing .....................................      59,689
                                                                --------
      In foreign offices, Edge and Agreement,
      subsidiaries and IBF's................................                  75,403
      Noninterest-bearing ..................................    $  3,877
      Interest-bearing .....................................      71,526

Federal funds purchased and securities sold under agreements
to repurchase ..............................................                  34,471
Demand notes issued to the U.S. Treasury ...................                   1,000
Trading liabilities ........................................                  41,589

Other borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases):
      With a remaining maturity of one year or less ........                   3,781
      With a remaining maturity of more than one year
          through three years...............................                     213
      With a remaining maturity of more than three years....                     104
Bank's liability on acceptances executed and outstanding....                   1,329
Subordinated notes and debentures ..........................                   5,408
Other liabilities ..........................................                  12,041

TOTAL LIABILITIES ..........................................                 274,099
                                                                            --------
                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus...............                       0
Common stock ...............................................                   1,211
Surplus  (exclude all surplus related to preferred stock)...                  10,441
Undivided profits and capital reserves .....................                   6,287
Net unrealized holding gains (losses)
on available-for-sale securities ...........................                     566
Cumulative foreign currency translation adjustments ........                      16

TOTAL EQUITY CAPITAL .......................................                  18,521
                                                                            --------
TOTAL LIABILITIES AND EQUITY CAPITAL .......................                $292,620
                                                                            ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                        WALTER V. SHIPLEY       )
                                        THOMAS G. LABRECQUE     )    DIRECTORS
                                        WILLIAM B. HARRISON, JR.)


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